Exhibit 10.45

RESTRICTED STOCK GRANT
THE PRINCETON REVIEW, INC.

Date of Issue:
Granted To:
Social Security No.:

No. of Shares of Restricted Stock:	Total Shares:
Vesting Period:	Vesting Date:

Your Restricted Stock Grant

The definition of any terms used herein may be found in the Princeton Review Glossary dated March 1st, 2004.

Subject to the restrictions, terms and conditions of the Stock Incentive Plan and this Restricted Stock Agreement (this “Agreement”), the Company hereby awards to you _______ shares of validly issued Common Stock (the “Shares”).  You shall pay the Company the par value ($0.01) for each Share awarded to you simultaneously with the execution of this Agreement.  Pursuant to this Agreement, the Shares are subject to certain restrictions, which restrictions relate to the passage of time as an employee of the Company or a Related Company.  While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as “Restricted Stock.”

Vesting & Cliff

Except as otherwise provided herein or in the Stock Incentive Plan, the Restricted Stock shall vest and cease to be Restricted Stock on the Vesting Date.

There shall be no proportionate or partial vesting in the periods prior to the vesting date and all vesting shall occur only on the Vesting Date; provided that no termination of employment has occurred prior to such date.

In the event of a Change in Control, the Shares of Restricted Stock will be treated in accordance with Section 11 of the Stock Incentive Plan.

Payment Methods

When the Shares of Restricted Stock become vested, the Company shall promptly issue and deliver to you a new stock certificate registered in your name for such Shares, without the legend discussed below, and deliver to you any related other RS Property (as defined below), subject to applicable withholding.

You shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state and local taxes that the Company is required to withhold at any time.  In the absence of such arrangements, the Company or a Related Company shall have the right to withhold such taxes from your normal pay or other amounts payable to you, including, but not limited to, the right to withhold Shares otherwise deliverable to you hereunder.  In addition, any statutorily required withholding obligation may be satisfied, in whole or in part, at your election, in the form and manner prescribed by the Committee, by delivery of Shares of Common Stock (including Shares issuable under this Agreement).

Conditions of Award of Restricted Stock

The grant of Restricted Stock is subject to the following terms and conditions:

(1)

You shall not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Shares, except as set forth in the Stock Incentive Plan or this Agreement.  Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Shares in violation of the Stock Incentive Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

(2)

Promptly after the date of this Agreement, the Company shall issue stock certificates representing the Restricted Stock.  The stock certificates shall be registered in your name and shall bear any legend required by the Committee to assure compliance with any federal or state securities laws.  Such stock certificates shall be held in custody by the Company (or its designated agent) until the restrictions thereon shall have lapsed.  Upon the Company’s request, you shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Stock.

(3)

In the event you receive a dividend on the Restricted Stock or the Shares of Restricted Stock are split or you receive any other shares, securities, moneys or property representing a dividend on the Restricted Stock or representing a distribution or return of capital upon or in respect of the Restricted Stock or any part thereof, or resulting from a split-up, reclassification or other like changes of the Restricted Stock, or otherwise received in exchange therefor, and any warrants, rights or options issued to you in respect of the Restricted Stock (collectively “RS Property”), you will also immediately deposit with and deliver to the Company any of such RS Property, including any certificates representing shares duly endorsed in blank or accompanied by stock powers duly executed in blank, and such RS Property shall be subject to the same restrictions, including vesting, as the Restricted Stock with regard to which they are issued and shall herein be encompassed within the term “Restricted Stock.”

(4)

You will have the right to vote the Restricted Stock, to receive and retain any dividends payable to holders of Shares of record on and after the transfer of the Restricted Stock (although such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock), and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the

Restricted Stock set forth in the Stock Incentive Plan, with the exceptions that:  (a) you will not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until the Restricted Stock vests; (b) the Company (or its designated agent) will retain custody of the stock certificate or certificates representing the Restricted Stock and the other RS Property (as defined below) until the Restricted Stock vests; (c) no RS Property shall bear interest or be segregated in separate accounts during the Vesting Period; (d) any dividends will be subject to the vesting restrictions provided in this Agreement; and (e) you may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock until the Restricted Stock vests.

(5)

Except as otherwise provided herein, you shall forfeit to the Company, without compensation, other than repayment of any par value paid by you for such Shares (if any), any and all Restricted Stock (but no vested Shares) and RS Property upon your termination of employment for any reason.

(6)

If take the option to elect (as required by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such Shares of Restricted Stock, you shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock.  If you shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to you any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, as well as the withholding rights set forth above.  You acknowledge that it is your sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if you elect to utilize such election.

(7)

The Shares are being issued to you, and this Agreement is being made by the Company, in reliance upon the following express representations and warranties.  You acknowledge, represent and warrant that:  (a) you have been advised that you may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”) and in this connection the Company is relying in part on your representations set forth in this section; (b) if you are deemed an affiliate within the meaning of Rule 144 of the Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register the Shares (or to file a “re-offer prospectus”); and (c) if you are deemed an affiliate within the meaning of Rule 144 of the Act, you understand that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

(8)

This Agreement is not an agreement of employment.  This Agreement does not guarantee that the Company or a Related Company will employ or retain, or to continue to, employ or retain you during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which the Restricted Stock is outstanding, nor does it modify in any respect the Company or a Related Company’s right to terminate or modify your employment or compensation.

(9)

The Company, its successors and assigns, is hereby appointed your attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  The Company, as attorney-in-fact for you, may in your name and stead, make and execute all conveyances, assignments and transfers of the Restricted Stock, Shares and property provided for herein, and you hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof.  Nevertheless, you shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for the purpose.

(10)

You shall have no rights as a stockholder with respect to any Shares covered by the Restricted Stock unless and until you have become the holder of record of the Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in this Agreement.

(11)

This Agreement is subject to all the terms, conditions and provisions of the Stock Incentive Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Stock Incentive Plan as may be adopted by the Committee and as may be in effect from time to time.  The Stock Incentive Plan is incorporated herein by reference.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Stock Incentive Plan, the Stock Incentive Plan shall control, and this Agreement shall be deemed to be modified accordingly.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and you with respect to the subject matter hereof.

(12)

To the extent applicable, the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with Section 409A of the Code and the regulations thereunder or any other applicable law and may also amend, suspend or terminate this Agreement subject to the terms of the Stock Incentive Plan.  The award of Restricted Stock pursuant to this Agreement is not intended to be considered “deferred compensation” for purposes of Section 409A of the Code.

(13)	You shall forfeit the Restricted Stock if you do not execute this Agreement with a period of 60 days from the date you receive this Agreement (or such other period as the Committee shall provide).

(14)

Miscellaneous: (a) this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns; (b) this Agreement shall be governed and construed in accordance with the laws of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws); (c) this Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract; (d) the failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement; and [(e) you hereby acknowledge and agree that by executing this Agreement, all rights, benefits or privileges to which you are entitled with respect to any stock options granted to you under the Stock Incentive Plan in 2005 that are unvested on the date hereof shall be forfeited as of the date hereof and such options shall be of no further force and effect.  In accordance with the foregoing and in consideration for the award(s) granted to you on the date hereof, you hereby release the Company from any and all of the obligations relating to the forfeited options.][1]

Please retain this copy for your files.

THE PRINCETON REVIEW, INC.

By:
Title:

[1] Applicable only to those employees who received stock options in 2005.